Exhibit 99.2

Dynamix Corporation Completes $166 Million Initial Public Offering

NEW YORK, NY, November 22, 2024 — Dynamix Corporation (the “Company”) announced today the closing of its initial public offering of 16,600,000 units, including 1,600,000 units in connection with the underwriters’ exercise of their option to purchase additional units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $166,000,000. The underwriters retain their right to exercise their over-allotment option to purchase up to 650,000 additional units.

The Company’s units began trading on November 21, 2024 on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “DYNXU.” Each unit consists of one Class A ordinary share of the Company and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $11.50 per share. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “DYNX” and “DYNXW,” respectively.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $166,415,000 (or $10.025 per unit sold in the public offering) was placed in the Company’s trust account.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, acted as the lead book-running manager and Seaport Global Securities acted as joint book runner. Clear Street LLC acted as co-manager for the offering. The initial public offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, Email: capitalmarkets@cohencm.com or Seaport Global Securities LLC, 360 Madison Avenue, 22nd Floor, New York, NY 10017, Attention: Prospectus SPAC Department, Email: SPACCapitalMarkets@seaportglobal.com.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2024. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dynamix Corporation

Dynamix Corporation is a special purpose acquisition company incorporated under the laws of Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an initial business combination in any business or industry, but expects to target opportunities and companies that are in the energy and power value chain. The Company is led by the following seasoned investors and industry executives: Andrea “Andrejka” Bernatova, Chief Executive Officer and Chairman, Nader Daylami, Chief Financial Officer, Philip Rajan, Vice President of M&A and Strategy and board members, Lynn A. Peterson, Diaco Aviki and Tyler Crabtree. The Company maintains a corporate website at https://dynamix-corp.com. Inclusion of the Company’s website address in this press release is an inactive textual reference only.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact

Dynamix Corporation

Andrea Bernatova

1980 Post Oak Blvd., Suite 100,

PMB 6373,

Houston, TX, 77056

Tel: (646) 792 5600